Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-132201
Dated July 29, 2008

2YR NC 1YR Callable Fixed Rate Note
Final Terms and Conditions


Issuer:			Toyota Motor Credit Corporation
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Issue Type:		US MTN
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Principal Amount:	USD 10,659,000 (may be increased prior to Issue Date)
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CUSIP:			89233P2F2
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Trade Date:		July 24, 2008
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Issue Date:		July 31, 2008
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Maturity Date:		July 31, 2010, subject to Issuer's Call Option
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Issue Price:		100.0%
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Re-Offer Price:		100.0%
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Interest Rate: 		3.42% per annum
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Interest Payment
Dates:	Semi-annually on the 31st of each January and July, commencing January
31, 2009 and ending on the Maturity Date, subject to Issuer's Call Option
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Issuer's Call Option:	The Issuer has the right on every Interest Payment
commencing on July 31, 2009, provided that the Issuer gives 10 calendar days' notice to the investor, to call the notes in whole, but not in part, at par (par being 100.0%). All amounts that may otherwise be payable following the call date shall cease to be payable. Notwithstanding the above, all payments due on the call date shall be made in full regardless of any calling of the notes by the Issuer.
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Underwriter:		Lehman Brothers Inc.
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Business Days		New York
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Denomination:		USD 10,000 by 1,000
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Day Count /
Business Day
Convention:		30/360, Following Business Day, unadjusted
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Calculation Agent:	Deutsche Bank Trust Company Americas
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Original Issue
Discount:   		No
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Governing Law:   	New York
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Incorporation
by Reference:	Reference is made to the Current Report on Form 8-K filed by the Issuer on July 28, 2008, which is hereby incorporated by reference herein.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC, for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR(r)) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Lehman Brothers Inc. by calling 1-888-603-5847.

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